Exhibit 99.2

Zynga spade plus gin plus ecoboost w2 hit it rich! 101 plus

ZYNGA ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS

●	Reported Strong Q2 Results Ahead of Guidance with Record Quarterly Advertising Revenue and Bookings
●	Delivered Record Q2 Operating Cash Flow of $161 Million, up 11% Year-Over-Year
●	Closed Acquisition of Chartboost, a Leading Mobile Advertising and Monetization Platform
●	Announces Agreement to Acquire China-based StarLark, Developer of Golf Rival

SAN FRANCISCO – August 5, 2021 – Zynga Inc. (Nasdaq: ZNGA) today released financial results for its first quarter ending June 30, 2021 by posting management’s Q2 2021 Quarterly Earnings Letter to its Investor Relations website. Please refer to the attached Quarterly Earnings Letter or visit http://investor.zynga.com/financial-information/quarterly-results.

“We completed a strong first half of 2021, delivering Q2 results ahead of our guidance, including our best-ever Q2 revenue, bookings and operating cash flow. Our multi-year strategy of growing our live services, launching new games and investing in global expansion continues to position Zynga for growth,” said Frank Gibeau, Chief Executive Officer of Zynga. “Today, we are thrilled to officially welcome the Chartboost team to Zynga, as well as announce an agreement to acquire China-based StarLark – the talented developers behind the hit mobile franchise, Golf Rival.”

Zynga management will also host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today to discuss the company’s results. Questions may be asked on the call and Zynga will respond to as many questions as possible.

The conference call can be accessed at http://investor.zynga.com – a replay of which will be available through the website after the call – or via the below conference dial-in number:

●  Toll-Free Dial-In Number: (800) 537-0745

●  International Dial-In Number: (253) 237-1142

●  Conference ID: 5929717

About Zynga Inc.

Zynga is a global leader in interactive entertainment with a mission to connect the world through games. With massive global reach in more than 175 countries and regions, Zynga has a diverse portfolio of popular game franchises that have been downloaded more than four billion times on mobile including CSR RacingTM, Empires & PuzzlesTM, Hair ChallengeTM, Harry Potter: Puzzles & SpellsTM, High Heels!TM, Merge Dragons!TM, Merge Magic!™, Queen BeeTM, Toon Blast™, Toy Blast™, Words With FriendsTM and Zynga PokerTM. With Chartboost, a leading mobile advertising and monetization platform, Zynga is an industry-leading next-generation platform with the ability to optimize programmatic advertising and yields at scale. Founded in 2007, Zynga is headquartered in California with locations in North America, Europe and Asia. For more information, visit www.zynga.com or follow Zynga on Twitter, Instagram, Facebook or the Zynga blog.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements relating to, among other things: Zynga’s current and future operations and initiatives, including potential for future growth in our business; the ability to achieve the intended benefits of the acquisition of Chartboost, Inc. (“Chartboost”), our projections regarding future financial and operating performance, and our ability to effectively compete in the global advertising industry; and the proposed acquisition of Beijing StarLark Technology Co., Ltd. (“StarLark)”, the Golf Rival mobile game franchise and related other games, intellectual properties, business records and specified other assets and liabilities, including our ability to achieve the intended benefits of the acquisition and leverage Zynga’s platform and capabilities to drive further growth. Forward-looking statements often include words such as “projected,” “planned,” “intend,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions, and our actual results could differ materially from those predicted or implied. Undue reliance should not be placed on such forward-looking statements, which are based on information available to us on the date hereof. We assume no obligation to update such statements. Factors that could cause actual results to differ include: our ability to effectively integrate Chartboost and achieve the expected benefits of the transaction; the impact of the acquisition on Zynga’s and Chartboost’s business and operating results and our ability to maintain relationships with business partners; satisfaction of StarLark transaction closing conditions and our ability to timely close the transaction; our ability to effectively integrate and achieve the expected benefits of the acquisition of StarLark and related transactions; risks of litigation and/or regulatory actions related to these transactions; and our ability to effectively compete in the mobile advertising and mobile games industries.  More information about these risks, uncertainties, and assumptions and additional factors that could cause actual results to differ are or will be described in greater detail in our public filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained by visiting our Investor Relations website at http://investor.zynga.com or the SEC’s web site at www.sec.gov.

Editor’s Note:

To download Zynga’s B-roll footage and key art for its games, please visit:

https://bit.ly/ZyngaQ22021

Contacts:

Investor Relations:

Rebecca Lau

Investors@zynga.com

Media Relations:

Sarah Ross

Sarah@zynga.com